Exhibit 16.1

March 18, 2020

Securities and Exchange Commission Washington, D.C. 20549

Commissioners:

We have read HarborOne Bancorp, Inc.’s statements included under Item 4.01(a) of its Form 8-K to be filed on March 20, 2019 and we agree with such statements concerning our firm.

/s/ Wolf & Company, P.C. Boston, Massachusetts